Exhibit n.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Solar Capital Ltd.:

We consent to the use of our report, dated March 1, 2011, incorporated by reference herein for Solar Capital Ltd. and to the references to our firm under the headings “Independent Registered Public Accounting Firm”, “Selected Financial and Other Data” and “Senior Securities” in the prospectus and under the heading “Independent Registered Public Accounting Firm” in the prospectus supplement.

New York, New York

July 6, 2011